Exhibit 99.2 Exhibit 99.2 Senior Housing Properties Trust Exhibit 99.2 Second Quarter 2018 Supplemental Operating and Financial Data 845 N New Ballas Court, Creve Coeur, MO Major Tenant: Signature Health Services, Inc. Square Feet: 82,280 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION 6 Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS 10 Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Condensed Consolidated Statements of Income 13 TABLE OF CONTENTS TABLE Condensed Consolidated Statements of Income (Additional Data) 14 Condensed Consolidated Statements of Cash Flows 15 Debt Summary 17 Debt Maturity Schedule 18 Leverage Ratios, Coverage Ratios and Public Debt Covenants 19 Summary of Capital Expenditures 20 Property Acquisitions / Dispositions Information Since January 1, 2018 21 Calculation and Reconciliation of Net Operating Income (NOI) and Cash Basis NOI 22 Consolidated Net Operating Income (NOI) and Cash Basis NOI 23 Same Property NOI and Cash Basis NOI 24 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Three Months Ended September 30, 2018 and 2017 25 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Nine Months Ended September 30, 2018 and 2017 26 Calculation and Reconciliation of EBITDA and Adjusted EBITDA 27 Calculation and Reconciliation of Funds From Operations (FFO) and Normalized FFO Attributable to Common Shareholders 28 Definitions of Certain Non-GAAP Financial Measures 29 PORTFOLIO INFORMATION 30 Portfolio Summary by Geographic Diversification and Property Type 31 Portfolio Summary by Property Type and Tenant 32 Occupancy by Property Type and Tenant 33 Rent Coverage by Tenant (Triple Net Leased Senior Living Communities and Wellness Centers) 34 MOB Portfolio Segment and Same Property - Results of Operations (Three Months Ended September 30, 2018 and 2017) 35 MOB Portfolio Segment and Same Property - Results of Operations (Nine Months Ended September 30, 2018 and 2017) 36 Triple Net Leased Senior Living Communities Segment and Same Property – Results of Operations 37 Managed Senior Living Communities Segment and Same Property – Results of Operations 38 MOB Leasing Summary 39 Tenants Representing 1% or More of Total Annualized Rental Income 40 Portfolio Lease Expiration Schedule 41 Senior Housing Properties Trust 2 Supplemental Operating and Financial Data, September 30, 2018

WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR ABILITY TO RETAIN OUR EXISTING TENANTS, ATTRACT NEW TENANTS AND MAINTAIN OR INCREASE CURRENT RENTAL RATES, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • OUR ACQUISITIONS AND SALES OF PROPERTIES, • THE ABILITY OF THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES TO MAINTAIN AND INCREASE OCCUPANCY, REVENUES AND NET OPERATING INCOME AT THOSE COMMUNITIES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • WHETHER THE AGING U.S. POPULATION AND INCREASING LIFE SPANS OF SENIORS WILL INCREASE THE DEMAND FOR SENIOR LIVING SERVICES, WELLNESS CENTERS AND OTHER MEDICAL AND HEALTHCARE RELATED PROPERTIES, • FIVE STAR SENIOR LIVING INC., OR FIVE STAR, OUR FORMER SUBSIDIARY AND LARGEST TENANT AND THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES, HAVING ADEQUATE FINANCIAL RESOURCES AND LIQUIDITY AND THE ABILITY TO MEET ITS OBLIGATIONS TO US AND TO MANAGE OUR SENIOR LIVING COMMUNITIES SATISFACTORILY, AND • OTHER MATTERS. WARNING CONCERNING FORWARD LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 3 Supplemental Operating and Financial Data, September 30, 2018

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS, OR FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS, OR NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS AND MANAGERS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, • COMPETITION WITHIN THE HEALTHCARE AND REAL ESTATE INDUSTRIES, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, FIVE STAR, THE RMR GROUP LLC, OR RMR LLC, RMR INC., AIC AND OTHERS AFFILIATED WITH THEM, • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND • THE IMPACT OF THE PATIENT PROTECTION AND AFFORDABLE CARE ACT, AS AMENDED BY THE HEALTH CARE AND EDUCATION RECONCILIATION ACT, OR COLLECTIVELY, THE ACA, OR THE POSSIBLE FUTURE REPEAL, REPLACEMENT OR MODIFICATION OF THE ACA, AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS ON US, ON OUR TENANTS AND MANAGERS, AND ON THEIR ABILITY TO PAY OUR RENTS AND RETURNS. FOR EXAMPLE: • FIVE STAR IS OUR LARGEST TENANT AND THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES AND IT HAS AND MAY CONTINUE TO EXPERIENCE FINANCIAL DIFFICULTIES AS A RESULT OF A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO: • CHANGES IN MEDICARE OR MEDICAID POLICIES, INCLUDING THOSE THAT MAY RESULT FROM THE ACA OR THE POSSIBLE FUTURE REPEAL, REPLACEMENT OR MODIFICATION OF THE ACA, AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS, WHICH COULD RESULT IN REDUCED MEDICARE OR MEDICAID RATES OR A FAILURE OF SUCH RATES TO COVER FIVE STAR'S COSTS OR LIMIT THE SCOPE OR FUNDING OF EITHER OR BOTH PROGRAMS, • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON FIVE STAR AND ITS RESIDENTS AND OTHER CUSTOMERS, • COMPETITION WITHIN THE SENIOR LIVING SERVICES BUSINESS, • SENIORS DELAYING OR FORGOING MOVING INTO SENIOR LIVING COMMUNITIES OR PURCHASING HEALTHCARE SERVICES FROM FIVE STAR, • INCREASES IN TORT AND INSURANCE LIABILITY COSTS, • INCREASES IN COMPLIANCE COSTS, AND • INCREASES IN FIVE STAR'S LABOR COSTS OR IN COSTS FIVE STAR PAYS FOR GOODS AND SERVICES. • IF FIVE STAR'S OPERATIONS CONTINUE TO BE UNPROFITABLE, IT MAY DEFAULT ON ITS RENT OBLIGATIONS TO US, • IF FIVE STAR FAILS TO PROVIDE QUALITY SERVICES AT SENIOR LIVING COMMUNITIES THAT WE OWN, OUR INCOME FROM THESE COMMUNITIES MAY BE ADVERSELY AFFECTED, • IN RESPONSE TO COMPETITIVE PRESSURES RESULTING FROM RECENT AND EXPECTED NEW SUPPLY OF SENIOR LIVING COMMUNITIES, WE HAVE BEEN INVESTING IN IMPROVEMENTS TO OUR EXISTING SENIOR LIVING COMMUNITIES. OUR COMMUNITIES MAY FAIL TO BE COMPETITIVE AND THEY MAY FAIL TO ATTRACT RESIDENTS, DESPITE OUR CAPITAL INVESTMENTS, • OUR OTHER TENANTS MAY EXPERIENCE LOSSES AND DEFAULT ON THEIR RENT OBLIGATIONS TO US, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE AND OPERATE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND ARRANGE FOR THEIR PROFITABLE OPERATION OR LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED LEASES OR MANAGEMENT ARRANGEMENTS WE MAY EXPECT TO ENTER INTO MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE, • WE EXPECT TO ENTER INTO ADDITIONAL LEASE OR MANAGEMENT ARRANGEMENTS WITH FIVE STAR FOR ADDITIONAL SENIOR LIVING COMMUNITIES THAT WE OWN OR MAY ACQUIRE IN THE FUTURE. HOWEVER, WE CANNOT BE SURE THAT WE WILL ENTER INTO ANY ADDITIONAL LEASES, MANAGEMENT ARRANGEMENTS OR OTHER TRANSACTIONS WITH FIVE STAR, WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 4 Supplemental Operating and Financial Data, September 30, 2018

• CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $3.1 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES. HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOANS AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018, APPROXIMATELY 97% OF OUR NOI WAS GENERATED FROM PROPERTIES WHERE A MAJORITY OF THE REVENUES ARE DERIVED FROM OUR TENANTS’ AND RESIDENTS’ PRIVATE RESOURCES. THIS MAY IMPLY THAT WE WILL MAINTAIN OR INCREASE THE PERCENTAGE OF OUR NOI GENERATED FROM PRIVATE RESOURCES AT OUR SENIOR LIVING COMMUNITIES. HOWEVER, OUR RESIDENTS AND PATIENTS MAY BECOME UNABLE TO FUND OUR CHARGES WITH PRIVATE RESOURCES AND WE MAY BE REQUIRED OR MAY ELECT FOR BUSINESS REASONS TO ACCEPT OR PURSUE REVENUES FROM GOVERNMENT SOURCES, WHICH COULD RESULT IN AN INCREASED PART OF OUR NOI AND REVENUE BEING GENERATED FROM GOVERNMENT PAYMENTS AND OUR BECOMING MORE DEPENDENT ON GOVERNMENT PAYMENTS, • CIRCUMSTANCES THAT ADVERSELY AFFECT THE ABILITY OF SENIORS OR THEIR FAMILIES TO PAY FOR OUR TENANTS' AND MANAGER'S SERVICES, SUCH AS ECONOMIC DOWNTURNS, WEAK HOUSING MARKET CONDITIONS, HIGHER LEVELS OF UNEMPLOYMENT AMONG OUR RESIDENTS' FAMILY MEMBERS, LOWER LEVELS OF CONSUMER CONFIDENCE, STOCK MARKET VOLATILITY AND/OR CHANGES IN DEMOGRAPHICS GENERALLY COULD AFFECT THE PROFITABILITY OF OUR SENIOR LIVING COMMUNITIES, • AS OF SEPTEMBER 30, 2018, WE HAD ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $24.9 MILLION. IT IS DIFFICULT TO ACCURATELY ESTIMATE TENANT SPACE PREPARATION COSTS. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE, • WE MAY NOT BE ABLE TO SELL PROPERTIES THAT WE MAY DETERMINE TO OFFER FOR SALE ON TERMS ACCEPTABLE TO US OR OTHERWISE, AND WE MAY INCUR LOSSES ON ANY SUCH SALES OR IN CONNECTION WITH DECISIONS TO PURSUE SELLING OUR PROPERTIES, • OUR SENIOR LIVING COMMUNITIES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, LICENSURE AND OVERSIGHT. WE SOMETIMES EXPERIENCE DEFICIENCIES IN THE OPERATION OF OUR SENIOR LIVING COMMUNITIES AND SOME OF OUR COMMUNITIES MAY BE PROHIBITED FROM ADMITTING NEW RESIDENTS OR OUR LICENSE TO CONTINUE OPERATIONS AT A COMMUNITY MAY BE REVOKED. ALSO, OPERATING DEFICIENCIES OR A LICENSE REVOCATION AT ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN LICENSES FOR, OR ATTRACT RESIDENTS TO, OUR OTHER COMMUNITIES, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING FIVE STAR, RMR LLC, RMR INC., ABP TRUST, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • RMR INC. MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, AND • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NEW LEGISLATION OR REGULATIONS AFFECTING OUR BUSINESS OR THE BUSINESSES OF OUR TENANTS OR MANAGERS, CHANGES IN OUR TENANTS' OR MANAGERS' REVENUES OR COSTS, CHANGES IN OUR TENANTS' OR MANAGERS' FINANCIAL CONDITIONS, DEFICIENCIES IN OPERATIONS BY A TENANT OR MANAGER OF ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES, CHANGED MEDICARE OR MEDICAID RATES, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 5 Supplemental Operating and Financial Data, September 30, 2018

CORPORATE INFORMATION 21 Spurs Lane, San Antonio, TX Tenant: Ear Medical Group Square Feet: 125,000 Senior Housing Properties Trust 6 Supplemental Operating and Financial Data, September 30, 2018 6

COMPANY PROFILE

COMPANY PROFILE

The Company:

Senior Housing Properties Trust, or SNH, we, our or us, is a real estate investment trust, or REIT, which owns properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, independent and assisted living communities, continuing care retirement communities, skilled nursing facilities, or SNFs, and wellness centers located throughout the U.S. We are included in a number of stock indices, including the S&P 400 MidCap Index, Russell 1000® Index, the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

SNH is managed by The RMR Group LLC, or RMR, the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to five publicly traded equity REITs and three real estate related operating businesses. In addition to managing SNH, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Select Income REIT, a REIT that owns properties that are primarily net leased to single tenants, Government Properties Income Trust, a REIT that primarily owns properties throughout the U.S. that are majority leased to the U.S. and state governments and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants, and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities (including some of the senior living communities that SNH owns), and Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels and cruise ships. RMR also advises a closed end fund that invests in publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries, as well as manages a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of office properties throughout the U.S. As of September 30, 2018, RMR had $30.1 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 1,700 properties and over 52,000 employees. We believe that being managed by RMR is a competitive advantage for SNH because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street Suite 300
Newton, MA 02458-1634
(t) (617)796-8350

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: SNH
5.625% Senior Notes due 2042: SNHNI
6.250% Senior Notes due 2046: SNHNL

Senior Unsecured Debt Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
7

INVESTOR INFORMATION Board of Trustees John L. Harrington Lisa Harris Jones Jeffrey P. Somers Independent Trustee Independent Trustee Lead Independent Trustee Jennifer B. Clark Adam D. Portnoy Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management Jennifer F. Francis Richard W. Siedel, Jr. President & Chief Operating Officer Chief Financial Officer & Treasurer Contact Information Investor Relations Inquiries Senior Housing Properties Trust Financial inquiries should be directed to Richard W. Siedel, Jr. Two Newton Place Chief Financial Officer & Treasurer, at (617) 796-8350, 255 Washington Street, Suite 300 or rsiedel@snhreit.com. Newton, MA 02458-1634 (t) (617) 796-8350 Investor and media inquiries should be directed to (email) info@snhreit.com Brad Shepherd, Senior Director, Investor Relations, at (website) www.snhreit.com (617) 796-8234, or bshepherd@snhreit.com. Senior Housing Properties Trust 8 Supplemental Operating and Financial Data, September 30, 2018

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America / Merrill Lynch
Juan Sanabria
(646) 855-1589
juan.sanabria@baml.com

Cantor Fitzgerald
Joseph France
(212) 915-1239
jfrance@cantor.com

B. Riley FBR
Bryan Maher
(646) 885-5423
bmaher@brileyfbr.com

Jefferies & Company
Omotayo Okusanya
(212) 336-7076
tokusanya@jefferies.com

JMP Securities
Peter Martin
(415) 835-8904
pmartin@jmpsecurities.com

Morgan Stanley
Vikram Malhotra
(212) 761-7064
vikram.malhotra@morganstanley.com

Raymond James
Jonathan Hughes
(727) 567-2438
jonathan.hughes@raymondjames.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Robert W. Baird & Co.
Drew Babin
(610) 238-6634
dbabin@wbaird.com

Wells Fargo Securities
Todd Stender
(212) 214-8067
todd.stender@wellsfargo.com

Rating Agencies

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

Standard & Poor's
Michael Souers
212-438-2508
michael.souers@spglobal.com

SNH is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
9

FINANCIALS Granite Gate Senior Living, Prescott, AZ Tenant: Five Star Senior Living 127 Living Units Senior Housing Properties Trust 10 Supplemental Operating and Financial Data, September 30, 2018 10

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Selected Balance Sheet Data:					
Total gross assets [1]	$ 9,061,046	$ 8,991,390	$ 8,889,491	$ 8,748,496	$ 8,663,101
Total assets	$ 7,453,444	$ 7,435,636	$ 7,384,064	$ 7,294,019	$ 7,187,741
Total liabilities	$ 4,058,964	$ 3,992,063	$ 3,967,947	$ 4,016,831	$ 3,900,186
Total equity	$ 3,394,480	$ 3,443,573	$ 3,416,117	$ 3,277,188	$ 3,287,555
Selected Income Statement Data:					
Total revenues [2]	$ 278,969	$ 277,202	$ 275,770	$ 278,543	$ 266,673
Net income	$ 47,202	$ 124,988	$ 237,405	$ 66,328	$ 35,793
Net income attributable to common shareholders	$ 45,805	$ 123,587	$ 236,022	$ 65,000	$ 34,414
Net Operating Income (NOI) [3]	$ 162,982	$ 167,146	$ 167,672	$ 173,701	$ 161,984
Adjusted EBITDA [4]	$ 153,134	$ 157,192	$ 157,844	$ 107,187	$ 151,534
Funds from Operations (FFO) attributable to common shareholders [5]	$ 116,691	$ 110,373	$ 119,907	$ 81,039	$ 95,728
Normalized FFO attributable to common shareholders [5] [6]	$ 100,248	$ 104,785	$ 107,163	$ 59,246	$ 104,043
Per Common Share Data (basic and diluted):					
Net income attributable to common shareholders	$ 0.19	$ 0.52	$ 0.99	$ 0.27	$ 0.14
FFO attributable to common shareholders [5]	$ 0.49	$ 0.46	$ 0.50	$ 0.34	$ 0.40
Normalized FFO attributable to common shareholders [5]	$ 0.42	$ 0.44	$ 0.45	$ 0.25	$ 0.44
Dividends:					
Annualized dividend paid per common share [6]	$ 1.56	$ 1.56	$ 1.56	$ 1.56	$ 1.56
Annualized dividend yield (at end of period) [6]	8.9%	8.6%	10.0%	8.1%	8.0%
Normalized FFO payout ratio (basic and diluted) [5] [6]	92.9%	88.6%	86.7%	156.0%	88.6%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) During the three months ended December 31, 2017, we recognized $10.2 million of percentage rent for the year ended December 31, 2017.
(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to that amount.
(4) See page 27 for the calculation of EBITDA and Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to these amounts.
(5) See page 28 for the calculation of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of net income attributable to common shareholders determined in accordance with GAAP to these amounts. Excluding business management incentive fee expense of $55,740 for the three months ended December 31, 2017, Normalized FFO attributable to common shareholders per share and the Normalized FFO payout ratio would have been $0.48 and 81.3%, respectively.
(6) Stated amounts reflect the annualized regular quarterly dividend rates per share. Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of SNH's common shares on The Nasdaq Stock Market LLC at the end of the period.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
11

CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share and per share data) As of As of September 30, 2018 December 31, 2017 ASSETS Real estate properties: Land $ 851,084 $ 824,879 Buildings and improvements 7,166,130 6,999,884 8,017,214 7,824,763 Accumulated depreciation (1,607,602) (1,454,477) 6,409,612 6,370,286 Cash and cash equivalents 47,657 31,238 Restricted cash 108,335 16,083 Acquired real estate leases and other intangible assets, net 450,219 472,265 Other assets, net 437,621 404,147 Total assets $ 7,453,444 $ 7,294,019 LIABILITIES AND EQUITY Unsecured revolving credit facility $ 195,000 $ 596,000 Unsecured term loans, net 548,080 547,460 Senior unsecured notes, net 2,215,900 1,725,662 Secured debt and capital leases, net 745,269 805,404 Accrued interest 34,727 17,987 Assumed real estate lease obligations, net 88,692 96,018 Other liabilities 231,296 228,300 Total liabilities 4,058,964 4,016,831 Commitments and contingencies Equity: Equity attributable to common shareholders: CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 237,730,900 and 237,630,409 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively 2,377 2,376 Additional paid in capital 4,610,885 4,609,316 Cumulative net income 2,259,338 1,766,495 Cumulative other comprehensive income (108) 87,231 Cumulative distributions (3,638,499) (3,360,468) Total equity attributable to common shareholders 3,233,993 3,104,950 Noncontrolling interest: Total equity attributable to noncontrolling interest 160,487 172,238 Total equity 3,394,480 3,277,188 Total liabilities and equity $ 7,453,444 $ 7,294,019 Senior Housing Properties Trust 12 Supplemental Operating and Financial Data, September 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except per share data) For the Three Months Ended September 30, For the Nine Months Ended September 30, 2018 2017 2018 2017 Revenues: Rental income $ 173,648 $ 168,348 $ 521,961 $ 501,437 Residents fees and services 105,321 98,325 309,981 294,748 Total revenues 278,969 266,673 831,942 796,185 Expenses: Property operating expenses 115,987 104,689 334,141 308,650 Depreciation and amortization 71,661 66,619 214,300 209,463 General and administrative 31,032 19,883 85,228 57,880 Acquisition and certain other transaction related costs 51 19 138 148 Impairment of assets 4,525 — 5,073 5,082 Total expenses 223,256 191,210 638,880 581,223 Gain on sale of properties — — 261,916 — Dividend income 660 659 1,978 1,978 Unrealized gains and losses on equity securities, net 35,137 — 85,643 — Interest and other income 248 128 362 323 Interest expense (45,416) (40,105) (133,781) (124,394) Gain (loss) on early extinguishment of debt 108 (274) (22) (7,627) Income from continuing operations before income tax expense and equity in earnings of an investee 46,450 35,871 409,158 85,242 Income tax expense (79) (109) (444) (300) Equity in earnings of an investee 831 31 882 533 Net income 47,202 35,793 409,596 85,475 Net income attributable to noncontrolling interest (1,397) (1,379) (4,181) (2,865) Net income attributable to common shareholders $ 45,805 $ 34,414 $ 405,415 $ 82,610 CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED Weighted average common shares outstanding (basic) 237,511 237,421 237,492 237,404 Weighted average common shares outstanding (diluted) 237,562 237,460 237,526 237,445 Per common share data (basic and diluted): Net income attributable to common shareholders $ 0.19 $ 0.14 $ 1.71 $ 0.35 Senior Housing Properties Trust 13 Supplemental Operating and Financial Data, September 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA)

(dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2018	2017	2018	2017
Additional Data:				
General and administrative expenses / total assets (at end of period) (1)	0.4%	0.3%	1.1%	0.8%
Business management incentive fees (2)	$ 18,751	$ 8,022	$ 50,708	$ 22,048
Straight line rent included in rental income (3)	$ 2,484	$ 3,621	$ 8,507	$ 10,485
Lease value amortization included in rental income (3)	$ 1,493	$ 1,352	$ 4,290	$ 3,963
Amortization of debt issuance costs and debt premiums / discounts	$ 1,626	$ 1,247	$ 4,579	$ 4,050
Non-cash stock based compensation	$ 694	$ 593	$ 1,668	$ 1,626
Non-cash amortization included in property operating expenses (4)	$ 199	$ 199	$ 597	$ 598
Non-cash amortization included in general and administrative expenses (4)	$ 744	$ 744	$ 2,231	$ 2,231

(1) General and administrative expenses include business management incentive fee expense of $18,751 and $8,022 for the three months ended September 30, 2018 and 2017, respectively, and $50,708 and $22,048 for the nine months ended September 30, 2018 and 2017, respectively. Excluding business management incentive fee expense, general and administrative expenses / total assets (at end of period) would have been 0.2% and 0.2% for the three months ended September 30, 2018 and 2017, respectively, and 0.5% and 0.5% for the nine months ended September 30, 2018 and 2017, respectively.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, compared to returns for the SNL U.S. REIT Healthcare index over the applicable measurement period and are included in general and administrative expense in our condensed consolidated statements of income.

(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees expense and property management fees expense, which are included in general and administrative expenses and property operating expenses, respectively.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
14

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) For the Nine Months Ended September 30, 2018 2017 Cash flows from operating activities: Net income $ 409,596 $ 85,475 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 214,300 209,463 Amortization of debt issuance costs and debt discounts and premiums 4,579 4,050 Straight line rental income (8,507) (10,485) Amortization of acquired real estate leases and other intangible assets (4,290) (3,963) Loss on early extinguishment of debt 22 7,627 Impairment of assets 5,073 5,082 Gain on sale of properties (261,916) — Unrealized gains and losses on equity securities, net (85,643) — Other non-cash adjustments (2,828) (2,829) Equity in earnings of an investee (882) (533) Change in assets and liabilities: Other assets (5,243) (390) Accrued interest 16,740 13,714 Other liabilities 5,021 27,438 Net cash provided by operating activities 286,022 334,649 Cash flows from investing activities: Real estate acquisitions and deposits (129,493) (34,227) Real estate improvements (65,953) (89,710) Proceeds from sale of properties 332,389 — Net cash provided by (used in) investing activities 136,943 (123,937) Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, net 491,560 — Proceeds from borrowings on revolving credit facility 617,000 572,000 Repayments of borrowings on revolving credit facility (1,018,000) (428,000) Repayment of other debt (106,038) (303,964) Loss on early extinguishment of debt settled in cash (150) (5,485) Payment of debt issuance costs (4,296) (6,836) Repurchase of common shares (407) (341) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Proceeds from noncontrolling interest, net — 255,813 Distributions to noncontrolling interest (15,932) (8,587) Distributions to shareholders (278,031) (277,932) Net cash used in financing activities (314,294) (203,332) Senior Housing Properties Trust 15 Supplemental Operating and Financial Data, September 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (amounts in thousands) For the Nine Months Ended September 30, 2018 2017 Increase in cash and cash equivalents and restricted cash $ 108,671 $ 7,380 (CONTINUED) Cash and cash equivalents and restricted cash at beginning of period 47,321 35,578 Cash and cash equivalents and restricted cash at end of period $ 155,992 $ 42,958 Supplemental cash flows information: Interest paid $ 112,462 $ 106,629 Income taxes paid $ 439 $ 441 Non-cash investing activities: Acquisitions funded by assumed debt $ (44,386) $ — Non-cash financing activities: Assumption of mortgage notes payable $ 44,386 $ — Supplemental disclosure of cash and cash equivalents and restricted cash The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amount shown in the condensed consolidated statements of cash flows: As of September 30, 2018 2017 Cash and cash equivalents $ 47,657 $ 28,870 Restricted cash (1) 108,335 14,088 Total cash and cash equivalents and restricted cash shown in the statements of cash flows $ 155,992 $ 42,958 (1) Includes $94,348 of proceeds from our sale of a senior living community in May 2018 that are being held in trust and were intended to fund future acquisitions under a like kind exchange. These funds will be released to us in November 2018. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Senior Housing Properties Trust 16 Supplemental Operating and Financial Data, September 30, 2018

DEBT SUMMARY

DEBT SUMMARY

(Dollars in thousands)

As of September 30, 2018

	Coupon Rate	Interest Rate [1]	Principal Balance [2]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Debt:						
Unsecured Floating Rate Debt:						
Unsecured revolving credit facility (LIBOR + 120 b.p.) [3]	3.367%	3.367%	$ 195,000	1/15/2022	$ 195,000	3.3
Unsecured term loan (LIBOR + 140 b.p.)	3.504%	3.504%	350,000	1/15/2020	350,000	1.3
Unsecured term loan (LIBOR + 135 b.p.)	3.592%	3.592%	200,000	9/28/2022	200,000	4.0
Weighted average rate / total unsecured floating rate debt	**3.492%**	**3.492%**	**$ 745,000**		**$ 745,000**	**2.5**
Unsecured Fixed Rate Debt:						
Senior notes due 2019	3.250%	3.250%	$ 400,000	5/1/2019	$ 400,000	0.6
Senior notes due 2020	6.750%	6.750%	200,000	4/15/2020	200,000	1.5
Senior notes due 2021	6.750%	6.750%	300,000	12/15/2021	300,000	3.2
Senior notes due 2024	4.750%	4.750%	250,000	5/1/2024	250,000	5.6
Senior notes due 2028	4.750%	4.750%	500,000	2/15/2028	500,000	9.4
Senior notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	23.9
Senior notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	27.4
Weighted average rate / total unsecured fixed rate debt	**5.231%**	**5.231%**	**$ 2,250,000**		**$ 2,250,000**	**10.1**
Weighted average rate / total unsecured debt	**4.798%**	**4.798%**	**$ 2,995,000**		**$ 2,995,000**	**8.2**
Secured Debt:						
Secured Fixed Rate Debt:						
Mortgage - secured by 4 properties	3.790%	4.270%	$ 42,857	7/1/2019	$ 42,184	0.8
Mortgage - secured by 1 property	7.490%	7.490%	2,182	1/1/2022	62	3.3
Mortgage - secured by 1 property	6.280%	5.170%	13,299	7/1/2022	10,744	3.8
Mortgage - secured by 1 property	4.850%	3.790%	11,234	10/1/2022	10,479	4.0
Mortgage - secured by 2 properties	5.750%	5.110%	16,517	10/6/2022	15,255	4.0
Mortgage - secured by 1 property	6.640%	4.920%	16,535	6/1/2023	14,522	4.7
Capital leases - 2 properties	7.700%	7.700%	10,053	4/30/2026	155	7.6
Mortgages - secured by 1 property [4]	3.530%	3.530%	620,000	8/1/2026	620,000	7.8
Mortgage - secured by 1 property	6.250%	6.250%	2,029	2/1/2033	26	14.4
Mortgage - secured by 1 property	4.444%	4.444%	10,952	7/1/2043	1,698	24.8
Weighted average rate / total secured fixed rate debt	**3.821%**	**3.760%**	**$ 745,658**		**$ 715,125**	**7.4**
Weighted average rate / total debt	**4.603%**	**4.591%**	**$ 3,740,658**		**$ 3,710,125**	**8.1**

(1) Includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and unsecured notes. Excludes effects of offering and transaction costs.
(2) The principal balances are the amounts actually payable pursuant to contracts. In accordance with GAAP, our carrying values and recorded interest expense may be different because of market conditions at the time we assumed certain of these debts.
(3) Represents amount outstanding under our $1,000,000 revolving credit facility. Interest rate is as of September 30, 2018 and excludes the 25 basis points facility fee. Upon payment of an extension fee and our meeting certain conditions, we have the option to extend this maturity by one year.
(4) The property encumbered by these mortgages is owned by a joint venture in which we own a 55% equity interest.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

17

DEBT MATURITY SCHEDULE (dollars in thousands) As of September 30, 2018 Unsecured Unsecured Secured Floating % of Fixed % of Fixed Rate % of % of Year Rate Debt Total Rate Debt Total Debt (1) Total Total Total 2018 $ — $ — $ 779 $ 779 2019 — 400,000 46,175 446,175 2020 350,000 200,000 3,768 553,768 2021 — 300,000 4,064 304,064 2022 395,000 (2) — 39,338 434,338 2023 — — 16,636 16,636 DEBT MATURITY SCHEDULE DEBT MATURITY 2024 — 250,000 2,072 252,072 2025 — — 2,254 2,254 2026 — — 621,173 621,173 Thereafter — 1,100,000 9,399 1,109,399 Principal balance $ 745,000 $ 2,250,000 $ 745,658 $ 3,740,658 Unamortized debt issuance costs, premiums and discounts (1,920) (34,100) (389) (36,409) Total debt, net $ 743,080 20.1% $ 2,215,900 59.8% $ 745,269 20.1% $ 3,704,249 100.0% (1) Includes $10,053 of capital lease obligations due in April 2026. (2) Includes $195,000 outstanding under our $1,000,000 revolving credit facility at September 30, 2018. Upon payment of an extension fee and our meeting certain conditions, we have the option to extend this maturity by one year. Senior Housing Properties Trust 18 Supplemental Operating and Financial Data, September 30, 2018

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Leverage Ratios:					
Total debt (1) / total gross assets (2)	41.3%	41.2%	41.4%	42.3%	41.4%
Total debt (1) / gross book value of real estate assets (3)	43.1%	42.8%	42.6%	43.7%	43.0%
Total debt (1) / total market capitalization (4)	47.3%	46.3%	49.7%	44.9%	43.6%
Secured debt (1) / total assets	10.0%	11.3%	11.2%	11.1%	11.4%
Variable rate debt (1) / total debt (1)	19.9%	16.6%	16.4%	30.9%	28.5%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.4x	3.5x	3.6x	3.5x	3.8x
Total debt (1) / annualized Adjusted EBITDA (5)	6.1x	5.9x	5.8x	6.6x	5.9x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	41.2%	41.3%	41.5%	41.9%	41.5%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	8.2%	9.4%	9.3%	9.1%	9.4%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.05x	3.21x	3.40x	3.72x	3.96x
Total unencumbered assets (6) / unsecured debt - required minimum 150.0%	256.4%	256.8%	254.3%	250.2%	254.9%

(1) Debt amounts represent the principal balance as of the date reported.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Excludes properties classified as held for sale, if any.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 27 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount. Adjusted EBITDA includes business management incentive fee expense of $55,740 for the three months ended December 31, 2017. Excluding business management incentive fee expense, Adjusted EBITDA / interest expense and Total debt / annualized Adjusted EBITDA would have been 3.8x and 5.9x, respectively, for the three months ended December 31, 2017.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, and exclude accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment and gains and losses on sales of properties and early extinguishment of debt, determined together with debt service for the period presented.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
19

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
MOB tenant improvements (1)	$ 5,073	$ 1,089	$ 1,600	$ 3,487	$ 1,951
MOB leasing costs (2)	3,686	1,225	422	2,097	3,036
MOB building improvements (3)	3,831	3,127	2,556	5,222	4,440
Managed senior living communities capital improvements	3,721	3,355	2,407	2,402	2,739
Recurring capital expenditures	$ 16,311	$ 8,796	$ 6,985	$ 13,208	$ 12,166
MOB avg. sq. ft. during period	12,600	12,601	12,334	11,839	11,506
Managed senior living communities avg. units during period	9,513	9,374	9,150	8,925	8,807
MOB building improvements per avg. sq. ft. during period	$ 0.30	$ 0.25	$ 0.21	$ 0.44	$ 0.39
Managed senior living communities capital improvements per avg. unit during period	$ 391	$ 358	$ 263	$ 269	$ 311
Development, redevelopment and other activities - MOBs (4)	$ 1,072	$ 1,549	$ 397	$ 58	$ 310
Development, redevelopment and other activities - Managed senior living communities (4)	9,051	8,109	2,824	6,443	4,285
Total development, redevelopment and other activities (5)	$ 10,123	$ 9,658	$ 3,221	$ 6,501	$ 4,595

(1) MOB tenant improvements generally include capital expenditures to improve tenants' space or amounts paid directly to tenants to improve their space.

(2) MOB leasing costs generally include leasing related costs, such as brokerage commissions and tenant inducements.

(3) MOB building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

(4) Development, redevelopment and other activities generally include (1) capital expenditures that are identified at the time of a property acquisition and incurred within a short period after acquiring the property and (2) capital expenditure projects that reposition a property or result in new sources of revenue.

(5) During the three months ended September 30, 2018, we invested $7,385 in revenue producing capital improvements at certain of our triple net leased senior living communities, and as a result, annual rents payable to us increased by approximately $583 pursuant to the terms of the applicable leases. These capital improvement amounts are not included in the table above.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

20

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2018

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2018

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

MOB Acquisitions:

Date Acquired	Location	Type	Number of Properties (Buildings)	Sq. Ft.	Purchase Price (1)	Purchase Price per Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Occupancy (4)	Major Tenant
1/3/2018	Overland Park, KS	Life Science	1 (1)	239	$ 44,600	$ 187	9.4%	5.8	100%	IQVIA Holdings Inc.
1/22/2018	Creve Coeur, MO	Medical Office	1 (1)	82	21,825	$ 266	8.0%	4.0	90%	Signature Health Services, Inc.
1/25/2018	San Jose, CA	Life Science	1 (1)	79	24,729	$ 313	8.5%	8.1	100%	Complete Genomics, Inc.
3/28/2018	Glen Allen, VA	Medical Office	1 (1)	135	22,750	$ 169	8.1%	9.1	100%	Virginia Premier Health Plan, Inc.
	Total / Weighted Average: MOB Acquisitions		4 (4)	535	$ 113,904	$ 213	8.7%	6.6		

Managed Senior Living Acquisitions:

Date Acquired	Location	Type of Property	Number of Properties (Buildings)	Units	Purchase Price (1)	Purchase Price per Unit	Initial Lease / Cap Rate (2)	Tenant
1/19/2018	Loudon, TN	Assisted Living	1 (1)	88	$ 19,667	$ 223	7.4%	Our TRS
2/1/2018	Prescott, AZ	Assisted Living	1 (1)	127	22,250	$ 175	7.4%	Our TRS
6/29/2018	Knoxville, TN	Independent Living	2 (2)	151	23,300	$ 154	7.4%	Our TRS
Total / Weighted Average: Managed Senior Living Acquisitions			4 (4)	366	65,217	$ 178	7.4%	

Dispositions:

Date Sold	Location	Type of Property	Number of Properties (Buildings)	Sale Price (5)
3/29/2018	Boca Raton, FL	Independent Living	1 (1)	$ 130,000
3/29/2018	Charlottesville, VA	Independent Living	1 (1)	87,000
5/18/2018	Silver Spring, MD	Independent Living	1 (1)	96,000
6/1/2018	Lancaster, CA	Skilled Nursing Facility	1 (1)	6,500
6/28/2018	Jacksonville, OR	Assisted Living	1 (1)	15,365
	Total / Weighted Average: Dispositions		5 (5)	$ 334,865

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs and purchase price allocation adjustments, if any.
(2) Represents the ratio of the estimated GAAP based annual rental income, excluding the impact of above and below market lease amortization, less estimated annual property operating expenses, if any, and excluding depreciation and amortization expense, to the purchase price on the date of acquisition, including the principal amount of any assumed debt and excluding acquisition costs.
(3) Weighted average remaining lease term based on rental income at the time of acquisition.
(4) Occupancy based on leasable square feet as of the acquisition date.
(5) Represents the gross contract sales price plus purchase price adjustments, if any, and excluding closing costs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

21

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI [(1)]

(amounts in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 173,648	$ 174,585	$ 173,728	$ 179,585	$ 168,348	$ 521,961	$ 501,437
Residents fees and services	105,321	102,617	102,042	98,958	98,325	309,981	294,748
Total revenues	278,969	277,202	275,770	278,543	266,673	831,942	796,185
Property operating expenses	(115,987)	(110,056)	(108,098)	(104,842)	(104,689)	(334,141)	(308,650)
Property net operating income (NOI):	162,982	167,146	167,672	173,701	161,984	497,801	487,535
Non-cash straight line rent adjustments	(2,484)	(3,030)	(2,993)	(3,473)	(3,621)	(8,507)	(10,485)
Lease value amortization	(1,493)	(1,416)	(1,381)	(1,386)	(1,352)	(4,290)	(3,963)
Non-cash amortization included in property operating expenses [(2)]	(199)	(199)	(199)	(200)	(199)	(597)	(598)
Cash Basis NOI	$ 158,806	$ 162,501	$ 163,099	$ 168,642	$ 156,812	$ 484,407	$ 472,489
Reconciliation of Net Income to NOI and Cash Basis NOI:							
Net income	$ 47,202	$ 124,988	$ 237,405	$ 66,328	$ 35,793	$ 409,596	$ 85,475
Equity in earnings of an investee	(831)	(7)	(44)	(75)	(31)	(882)	(533)
Income tax expense	79	105	260	154	109	444	300
(Gain) loss on early extinguishment of debt	(108)	—	130	—	274	22	7,627
Interest expense	45,416	44,813	43,552	40,625	40,105	133,781	124,394
Interest and other income	(248)	(60)	(54)	(83)	(128)	(362)	(323)
Unrealized gains and losses on equity investments, net	(35,137)	(23,265)	(27,241)	—	—	(85,643)	—
Dividend income	(660)	(659)	(659)	(659)	(659)	(1,978)	(1,978)
Gain on sale of properties	—	(80,762)	(181,154)	(46,055)	—	(261,916)	—
Impairment of assets	4,525	548	—	—	—	5,073	5,082
Acquisition and certain other transaction related costs	51	67	20	255	19	138	148
General and administrative expense	31,032	29,078	25,118	45,813	19,883	85,228	57,880
Depreciation and amortization expense	71,661	72,300	70,339	67,398	66,619	214,300	209,463
Property NOI	162,982	167,146	167,672	173,701	161,984	497,801	487,535
Non-cash amortization included in property operating expenses [(2)]	(199)	(199)	(199)	(200)	(199)	(597)	(598)
Lease value amortization	(1,493)	(1,416)	(1,381)	(1,386)	(1,352)	(4,290)	(3,963)
Non-cash straight line rent adjustments	(2,484)	(3,030)	(2,993)	(3,473)	(3,621)	(8,507)	(10,485)
Cash Basis NOI	$ 158,806	$ 162,501	$ 163,099	$ 168,642	$ 156,812	$ 484,407	$ 472,489

(1) See Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.
(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
22

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended		
	9/30/2018	9/30/2017	% Change	9/30/2018	9/30/2017	% Change
NOI:						
Life Science	$ 37,654	$ 34,792	8.2 %	$ 112,249	$ 103,410	8.5 %
Medical Office	34,186	32,166	6.3 %	102,475	98,023	4.5 %
Total MOB Portfolio	71,840	66,958	7.3 %	214,724	201,433	6.6 %
Triple Net Leased Senior Living Communities	64,538	67,662	(4.6)%	198,626	202,340	(1.8)%
Managed Senior Living Communities	21,986	22,794	(3.5)%	70,613	70,078	0.8 %
Total Senior Living Communities	86,524	90,456	(4.3)%	269,239	272,418	(1.2)%
Non-Segment (2)	4,618	4,570	1.1 %	13,838	13,684	1.1 %
Total	$ 162,982	$ 161,984	0.6 %	$ 497,801	$ 487,535	2.1 %
Cash Basis NOI:						
Life Science	$ 34,143	$ 31,023	10.1 %	$ 101,539	$ 92,478	9.8 %
Medical Office	34,148	31,706	7.7 %	101,978	96,791	5.4 %
Total MOB Portfolio	68,291	62,729	8.9 %	203,517	189,269	7.5 %
Triple Net Leased Senior Living Communities	63,990	66,912	(4.4)%	196,904	200,036	(1.6)%
Managed Senior Living Communities	21,986	22,794	(3.5)%	70,613	70,078	0.8 %
Total Senior Living Communities	85,976	89,706	(4.2)%	267,517	270,114	(1.0)%
Non-Segment (2)	4,539	4,377	3.7 %	13,373	13,106	2.0 %
Total	$ 158,806	$ 156,812	1.3 %	$ 484,407	$ 472,489	2.5 %

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and pages 25 - 26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
23

SAME PROPERTY NOI AND CASH BASIS NOI

SAME PROPERTY NOI AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended (2)			For the Nine Months Ended (3)		
	9/30/2018	9/30/2017	% Change	9/30/2018	9/30/2017	% Change
NOI:						
Life Science	$ 34,680	$ 34,452	0.7 %	$ 103,071	$ 103,070	0.0 %
Medical Office	32,509	32,159	1.1 %	96,920	97,208	(0.3)%
Total MOB Portfolio	67,189	66,611	0.9 %	199,991	200,278	(0.1)%
Triple Net Leased Senior Living Communities	64,538	63,592	1.5 %	193,255	190,117	1.7 %
Managed Senior Living Communities	20,450	22,843	(10.5)%	66,547	70,218	(5.2)%
Total Senior Living Communities	84,988	86,435	(1.7)%	259,802	260,335	(0.2)%
Non-Segment (4)	4,618	4,570	1.1 %	13,838	13,684	1.1 %
Total	$ 156,795	$ 157,616	(0.5)%	$ 473,631	$ 474,297	(0.1)%
Cash Basis NOI:						
Life Science	$ 31,376	$ 30,702	2.2 %	$ 92,958	$ 92,157	0.9 %
Medical Office	32,533	31,699	2.6 %	96,631	96,062	0.6 %
Total MOB Portfolio	63,909	62,401	2.4 %	189,589	188,219	0.7 %
Triple Net Leased Senior Living Communities	63,990	62,882	1.8 %	191,564	187,932	1.9 %
Managed Senior Living Communities	20,450	22,843	(10.5)%	66,547	70,218	(5.2)%
Total Senior Living Communities	84,440	85,725	(1.5)%	258,111	258,150	(0.0)%
Non-Segment (4)	4,539	4,377	3.7 %	13,373	13,106	2.0 %
Total	$ 152,888	$ 152,503	0.3 %	$ 461,073	$ 459,475	0.3 %

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and pages 25 - 26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.

(2) Consists of properties owned continuously and properties owned and managed continuously by the same operator since July 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

(3) Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

(4) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
24

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT (1)

(dollars in thousands)

	For the Three Months Ended September 30, 2018					For the Three Months Ended September 30, 2017				
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$ 104,492	$ 64,538	$ 105,321	$ 4,618	$ 278,969	$ 96,116	$ 67,662	$ 98,325	$ 4,570	$ 266,673
Property operating expenses	(32,652)	—	(83,335)	—	(115,987)	(29,158)	—	(75,531)	—	(104,689)
Property net operating income (NOI)	$ 71,840	$ 64,538	$ 21,986	$ 4,618	$ 162,982	$ 66,958	$ 67,662	$ 22,794	$ 4,570	$ 161,984
NOI change	7.3%	(4.6)%	(3.5)%	1.1%	0.6 %					
Property NOI	$ 71,840	$ 64,538	$ 21,986	$ 4,618	$ 162,982	$ 66,958	$ 67,662	$ 22,794	$ 4,570	$ 161,984
Less:										
Non-cash straight line rent adjustments	1,912	548	—	24	2,484	2,733	750	—	138	3,621
Lease value amortization	1,438	—	—	55	1,493	1,297	—	—	55	1,352
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Cash Basis NOI	$ 68,291	$ 63,990	$ 21,986	$ 4,539	$ 158,806	$ 62,729	$ 66,912	$ 22,794	$ 4,377	$ 156,812
Cash Basis NOI change	8.9%	(4.4)%	(3.5)%	3.7%	1.3 %					
Reconciliation of NOI to Same Property NOI:										
Property NOI	$ 71,840	$ 64,538	$ 21,986	$ 4,618	$ 162,982	$ 66,958	$ 67,662	$ 22,794	$ 4,570	$ 161,984
Less:										
NOI not included in same property	4,651	—	1,536	—	6,187	347	4,070	(49)	—	4,368
Same property NOI (4)	$ 67,189	$ 64,538	$ 20,450	$ 4,618	$ 156,795	$ 66,611	$ 63,592	$ 22,843	$ 4,570	$ 157,616
Same property NOI change	0.9%	1.5 %	(10.5)%	1.1%	(0.5)%					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:										
Same property NOI (4)	$ 67,189	$ 64,538	$ 20,450	$ 4,618	$ 156,795	$ 66,611	$ 63,592	$ 22,843	$ 4,570	$ 157,616
Less:										
Non-cash straight line rent adjustments	1,581	548	—	24	2,153	2,714	710	—	138	3,562
Lease value amortization	1,500	—	—	55	1,555	1,297	—	—	55	1,352
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Same property cash basis NOI (4)	$ 63,909	$ 63,990	$ 20,450	$ 4,539	$ 152,888	$ 62,401	$ 62,882	$ 22,843	$ 4,377	$ 152,503
Same property cash basis NOI change	2.4%	1.8 %	(10.5)%	3.7%	0.3 %					

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4) Consists of properties owned continuously and properties owned and managed continuously by the same operator since July 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
25

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

SNH

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT [(1)]

(dollars in thousands)

	For the Nine Months Ended September 30, 2018					For the Nine Months Ended September 30, 2017				
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment [(2)]	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment [(2)]	Total
Rental income / residents fees and services	$ 309,497	$ 198,626	$ 309,981	$ 13,838	$ 831,942	$ 285,413	$ 202,340	$ 294,748	$ 13,684	$ 796,185
Property operating expenses	(94,773)	—	(239,368)	—	(334,141)	(83,980)	—	(224,670)	—	(308,650)
Property net operating income (NOI)	$ 214,724	$ 198,626	$ 70,613	$ 13,838	$ 497,801	$ 201,433	$ 202,340	$ 70,078	$ 13,684	$ 487,535
NOI change	6.6 %	(1.8)%	0.8 %	1.1%	2.1 %					
Property NOI	$ 214,724	$ 198,626	$ 70,613	$ 13,838	$ 497,801	$ 201,433	$ 202,340	$ 70,078	$ 13,684	$ 487,535
Less:										
Non-cash straight line rent adjustments	6,486	1,722	—	299	8,507	7,769	2,304	—	412	10,485
Lease value amortization	4,124	—	—	166	4,290	3,797	—	—	166	3,963
Non-cash amortization included in property operating expenses [(3)]	597	—	—	—	597	598	—	—	—	598
Cash Basis NOI	$ 203,517	$ 196,904	$ 70,613	$ 13,373	$ 484,407	$ 189,269	$ 200,036	$ 70,078	$ 13,106	$ 472,489
Cash Basis NOI change	7.5 %	(1.6)%	0.8 %	2.0%	2.5 %					
Reconciliation of NOI to Same Property NOI:										
Property NOI	$ 214,724	$ 198,626	$ 70,613	$ 13,838	$ 497,801	$ 201,433	$ 202,340	$ 70,078	$ 13,684	$ 487,535
Less:										
NOI not included in same property	14,733	5,371	4,066	—	24,170	1,155	12,223	(140)	—	13,238
Same property NOI [(4)]	$ 199,991	$ 193,255	$ 66,547	$ 13,838	$ 473,631	$ 200,278	$ 190,117	$ 70,218	$ 13,684	$ 474,297
Same property NOI change	(0.1)%	1.7 %	(5.2)%	1.1%	(0.1)%					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:										
Same property NOI [(4)]	$ 199,991	$ 193,255	$ 66,547	$ 13,838	$ 473,631	$ 200,278	$ 190,117	$ 70,218	$ 13,684	$ 474,297
Less:										
Non-cash straight line rent adjustments	5,505	1,691	—	299	7,495	7,656	2,185	—	412	10,253
Lease value amortization	4,299	—	—	166	4,465	3,805	—	—	166	3,971
Non-cash amortization included in property operating expenses [(3)]	598	—	—	—	598	598	—	—	—	598
Same property cash basis NOI [(4)]	$ 189,589	$ 191,564	$ 66,547	$ 13,373	$ 461,073	$ 188,219	$ 187,932	$ 70,218	$ 13,106	$ 459,475
Same property cash basis NOI change	0.7 %	1.9 %	(5.2)%	2.0%	0.3 %					

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4) Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

26

CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA [1]

(amounts in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net income	$ 47,202	$ 124,988	$ 237,405	$ 66,328	$ 35,793	$ 409,596	$ 85,475
Interest expense	45,416	44,813	43,552	40,625	40,105	133,781	124,394
Income tax expense	79	105	260	154	109	444	300
Depreciation and amortization expense	71,661	72,300	70,339	67,398	66,619	214,300	209,463
EBITDA	164,358	242,206	351,556	174,505	142,626	758,121	419,632
General and administrative expense paid in common shares [2]	694	788	186	530	593	1,668	1,626
Estimated business management incentive fees [3]	18,751	17,610	14,347	(22,048)	8,022	50,708	22,048
Acquisition and certain other transaction related costs	51	67	20	255	19	138	148
Impairment of assets	4,525	548	—	—	—	5,073	5,082
(Gain) loss on early extinguishment of debt	(108)	—	130	—	274	22	7,627
Gain on sale of properties	—	(80,762)	(181,154)	(46,055)	—	(261,916)	—
Unrealized gains and losses on equity securities, net [4]	(35,137)	(23,265)	(27,241)	—	—	(85,643)	—
Adjusted EBITDA	$ 153,134	$ 157,192	$ 157,844	$ 107,187	$ 151,534	$ 468,171	$ 456,163

(1) See Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.

(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.

(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Adjusted EBITDA includes business management incentive fee expense of $55,740 for the three months ended December 31, 2017. Excluding business management incentive fee expense, Adjusted EBITDA would have been $162,927 for the three months ended December 31, 2017.

(4) Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and Five Star common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
27

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net income attributable to common shareholders	$ 45,805	$ 123,587	$ 236,022	$ 65,000	$ 34,414	$ 405,415	$ 82,610
Depreciation and amortization expense	71,661	72,300	70,339	67,398	66,619	214,300	209,463
Noncontrolling interest's share of net FFO adjustments	(5,300)	(5,300)	(5,300)	(5,304)	(5,305)	(15,900)	(11,066)
Gain on sale of properties	—	(80,762)	(181,154)	(46,055)	—	(261,916)	—
Impairment of assets	4,525	548	—	—	—	5,073	5,082
FFO attributable to common shareholders	116,691	110,373	119,907	81,039	95,728	346,972	286,089
Estimated business management incentive fees (2)	18,751	17,610	14,347	(22,048)	8,022	50,708	22,048
Acquisition and certain other transaction related costs	51	67	20	255	19	138	148
(Gain) loss on early extinguishment of debt	(108)	—	130	—	274	22	7,627
Unrealized gains and losses on equity securities, net (3)	(35,137)	(23,265)	(27,241)	—	—	(85,643)	—
Normalized FFO attributable to common shareholders	$ 100,248	$ 104,785	$ 107,163	$ 59,246	$ 104,043	$ 312,197	$ 315,912
Weighted average common shares outstanding (basic)	237,511	237,487	237,478	237,467	237,421	237,492	237,404
Weighted average common shares outstanding (diluted)	237,562	237,529	237,493	237,475	237,460	237,526	237,445
Per Common Share Data (basic and diluted):							
Net income attributable to common shareholders	$ 0.19	$ 0.52	$ 0.99	$ 0.27	$ 0.14	$ 1.71	$ 0.35
FFO attributable to common shareholders	$ 0.49	$ 0.46	$ 0.50	$ 0.34	$ 0.40	$ 1.46	$ 1.20
Normalized FFO attributable to common shareholders	$ 0.42	$ 0.44	$ 0.45	$ 0.25	$ 0.44	$ 1.31	$ 1.33

(1) See Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, we do not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributable to common shareholders includes business management incentive fee expense of $55,740 for the three months ended December 31, 2017. Excluding business management incentive fee expense, Normalized FFO attributable to common shareholders per share would have been $0.48 for the three months ended December 31, 2017.

(3) Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and Five Star common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
28

DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI and Cash Basis NOI The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on pages 22 through 26. We define NOI as income from our real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 27. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income and net income attributable to common shareholders. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO and Normalized FFO Attributable to Common Shareholders We calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 28. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO attributable to common shareholders differs from Nareit's definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and we exclude acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with our acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, unrealized gains and losses on equity securities, net, if any, and Normalized FFO, net of FFO, from noncontrolling interest, if any. We consider FFO attributable to common shareholders and Normalized FFO attributable to common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. We believe that FFO attributable to common shareholders and Normalized FFO attributable to common shareholders provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our revolving credit facility and term loan agreements and our public debt covenants, the DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES FINANCIAL NON-GAAP DEFINITIONS OF CERTAIN availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Senior Housing Properties Trust 29 Supplemental Operating and Financial Data, September 30, 2018

PORTFOLIO INFORMATION 4505 Emperor Blvd, Durham, NC Tenant: Multiple Square Feet: 105,601 Senior Housing Properties Trust 30 Supplemental Operating and Financial Data, September 30, 2018 30

PORTFOLIO SUMMARY BY GEOGRAPHIC DIVERSIFICATION AND PROPERTY TYPE Geographic Diversification Property Type (based on Cost of Real Estate Properties as of September 30, 2018) (1) (based on Q3 2018 NOI) (2) IL: 3% VA: 3% Wellness NC: 3% Centers: 3% MD: 4% WI: 4% Medical Independent GA: 5% Office: 21% Living: 27% 32 Other States + TX: 7% D.C.: 37% FL: 8% Life Science: Assisted 23% Living: 23% CA: 10% MA: 16% SNFs: 3% (1) Cost of real estate properties is before depreciation and less impairment write downs, if any, and excludes properties classified as held for sale, if any. (2) See Page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. Senior Housing Properties Trust 31 PORTFOLIO SUMMARY BY GEOGRAPHIC DIVERSIFICATION AND PROPERTY TYPE AND PROPERTY GEOGRAPHIC DIVERSIFICATION BY PORTFOLIO SUMMARY Supplemental Operating and Financial Data, September 30, 2018

PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT

PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT

(dollars in thousands, except investment per unit or square foot)
As of September 30, 2018

	Number of Properties	Number of Units or Square Feet	Carrying Value of Investment (1)	% of Total Investment	Investment Per Unit or Square Foot (2)	Q3 2018 Revenues	% of Q3 2018 Total Revenues	Q3 2018 NOI (3)	% of Q3 2018 Total NOI
Property Type:									
Independent living (4)	68	15,231	$ 2,356,344	27.1%	$ 154,707	$ 90,510	32.5%	$ 43,949	27.0%
Assisted living (4)	198	14,569	2,159,193	24.9%	$ 148,205	75,098	26.8%	38,324	23.5%
Skilled nursing facilities (4)	38	4,013	185,613	2.1%	$ 46,253	4,251	1.5%	4,251	2.6%
Subtotal senior living communities	304	33,813	4,701,150	54.1%	$ 139,034	169,859	60.9%	86,524	53.1%
Life science	25	4,798,022	1,924,070	22.1%	$ 401	49,744	17.8%	37,654	23.1%
Medical office	104	7,801,773	1,882,161	21.7%	$ 241	54,748	19.6%	34,186	21.0%
Subtotal MOBs (5)	129	12,599,795 sq. ft.	3,806,231	43.8%	$ 302	104,492	37.5%	71,840	44.1%
Wellness centers	10	812,000 sq. ft.	178,110	2.1%	$ 219	4,618	1.7%	4,618	2.8%
Total	443		$ 8,685,491	100.0%		$ 278,969	100.0%	$ 162,982	100.0%
Tenant / Operator / Managed Properties:									
Five Star	184	20,035	$ 2,345,544	27.0%	$ 117,072	$ 51,757	18.6%	$ 51,757	31.8%
Brookdale Senior Living	18	940	69,669	0.8%	$ 74,116	2,026	0.7%	2,026	1.2%
11 private senior living companies (combined)	27	3,323	533,446	6.1%	$ 160,531	10,755	3.9%	10,755	6.6%
Subtotal triple net leased senior living communities	229	24,298	2,948,659	33.9%	$ 121,354	64,538	23.1%	64,538	39.6%
Managed senior living communities (6)	75	9,515	1,752,491	20.2%	$ 184,182	105,321	37.8%	21,986	13.5%
Subtotal senior living communities	304	33,813	4,701,150	54.1%	$ 139,034	169,859	60.9%	86,524	53.1%
Life science	25	4,798,022	1,924,070	22.1%	$ 401	49,744	17.8%	37,654	23.1%
Medical office	104	7,801,773	1,882,161	21.7%	$ 241	54,748	19.6%	34,186	21.0%
Subtotal MOBs (5)	129	12,599,795 sq. ft.	3,806,231	43.8%	$ 302	104,492	37.5%	71,840	44.1%
Wellness centers	10	812,000 sq. ft.	178,110	2.1%	$ 219	4,618	1.7%	4,618	2.8%
Total	443		$ 8,685,491	100.0%		$ 278,969	100.0%	$ 162,982	100.0%

(1) Represents gross book value of real estate assets before depreciation and purchase price allocations, less impairment write downs, if any.
(2) Represents carrying value of investment divided by the number of living units or rentable square feet, as applicable, at September 30, 2018.
(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount.
(4) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community.
(5) These 129 MOB properties are comprised of 155 buildings. Our MOB leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where we are responsible for the operation and maintenance of the properties and we charge tenants for some or all of the property operating costs. A small percentage of our MOB leases are so-called "full-service" leases where we receive fixed rent from our tenants and no reimbursement for our property operating costs.
(6) These senior living communities are managed for our account and include properties leased to our taxable REIT subsidiaries, or TRSs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
32

OCCUPANCY BY PROPERTY TYPE AND TENANT

OCCUPANCY BY PROPERTY TYPE AND TENANT (1)

	For the Twelve Months Ended (2)				
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Property Type:					
Independent living	85.3%	85.3%	85.4%	85.8%	86.1%
Assisted living	83.2%	83.4%	83.7%	84.1%	84.6%
Skilled nursing facilities	76.4%	77.1%	77.5%	78.3%	78.9%
Weighted average occupancy senior living communities	83.3%	83.5%	83.7%	84.2%	84.6%
Life science	98.8%	97.6%	97.4%	97.4%	99.3%
Medical office	93.8%	93.6%	93.5%	94.8%	94.8%
Weighted average occupancy MOBs (3)	95.7%	95.1%	95.0%	95.8%	96.5%
Wellness centers	100.0%	100.0%	100.0%	100.0%	100.0%
Tenant / Managed Properties:					
Five Star	81.4%	81.7%	82.1%	82.6%	83.0%
Brookdale Senior Living	85.0%	84.4%	84.0%	83.2%	83.2%
11 private senior living companies (combined)	87.1%	87.6%	88.2%	89.1%	89.8%
Weighted average occupancy triple net leased senior living communities	82.4%	82.7%	83.0%	83.5%	84.0%
Managed senior living communities (4)	85.9%	85.8%	85.8%	86.1%	86.3%
Weighted average occupancy senior living communities	83.3%	83.5%	83.7%	84.2%	84.6%
Life science	98.8%	97.6%	97.4%	97.4%	99.3%
Medical office	93.8%	93.6%	93.5%	94.8%	94.8%
Weighted average occupancy MOBs (3)	95.7%	95.1%	95.0%	95.8%	96.5%
Wellness centers	100.0%	100.0%	100.0%	100.0%	100.0%

(1) Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale, or for which there was a transfer of operations during the periods presented.

(2) Operating data for multi-tenant MOBs are presented as of the end of the period shown; operating data for other tenants are presented for the 12 month period ended on the dates shown, or the most recent prior 12 month period for which tenant and manager operating results are available to us.

(3) MOB occupancy data is as of quarter end and includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants. MOB occupancy as of September 30, 2018 was 95.6%.

(4) These senior living communities are managed for our account and include properties leased to our TRSs. Occupancy for the 12 month period ended or, if shorter, from the date of acquisition through September 30, 2018, was 86.1%.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

33

RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES AND WELLNESS CENTERS)

RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES AND WELLNESS CENTERS) (1)

	For the Twelve Months Ended				
Tenant	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Five Star	1.05x	1.12x	1.15x	1.15x	1.15x
Brookdale Senior Living	2.15x	2.23x	2.30x	2.38x	2.44x
11 private senior living companies (combined)	1.26x	1.27x	1.26x	1.28x	1.27x
Weighted average rent coverage triple net leased senior living communities	1.13x	1.18x	1.20x	1.22x	1.22x
Wellness centers	1.97x	1.88x	1.78x	1.76x	1.80x
Total	1.18x	1.22x	1.24x	1.25x	1.26x

(1) Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale, or for which there was a transfer of operations during the periods presented.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties. Rent coverage is calculated as operating cash flows from our tenants' facility operations of our properties, before subordinated charges, if any, divided by rent payable to us.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
34

MOB PORTFOLIO SEGMENT AND SAME PROPERTY - RESULTS OF OPERATIONS
(THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017)

MOB PORTFOLIO SEGMENT - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended September 30, 2018			As of and For the Three Months Ended September 30, 2017		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	25	104	129	21	100	121
Number of Buildings	36	119	155	32	115	147
Square Feet (1)	4,798	7,802	12,600	4,314	7,297	11,611
Occupancy (2)	98.8%	93.6%	95.6%	97.4%	94.8%	95.8%
Rental Income (3)	$ 49,744	$ 54,748	$ 104,492	$ 44,574	$ 51,542	$ 96,116
NOI (4)	$ 37,654	$ 34,186	$ 71,840	$ 34,792	$ 32,166	$ 66,958
Cash Basis NOI (4)	$ 34,143	$ 34,148	$ 68,291	$ 31,023	$ 31,706	$ 62,729
NOI Margin % (5)	75.7%	62.4%	68.8%	78.1%	62.4%	69.7%
Cash Basis NOI Margin % (6)	73.7%	62.3%	67.5%	75.9%	61.9%	68.1%
NOI % Change	8.2%	6.3%	7.3%			
Cash Basis NOI % Change	10.1%	7.7%	8.9%			

MOB PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended September 30, 2018 (7)			As of and For the Three Months Ended September 30, 2017 (7)		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	20	100	120	20	100	120
Number of Buildings	31	115	146	31	115	146
Square Feet (1)	4,253	7,298	11,551	4,253	7,298	11,551
Occupancy (2)	98.6%	93.5%	95.3%	97.4%	94.9%	95.8%
Rental Income (3)	$ 45,253	$ 51,677	$ 96,930	$ 44,010	$ 51,542	$ 95,552
NOI (4)	$ 34,680	$ 32,509	$ 67,189	$ 34,452	$ 32,159	$ 66,611
Cash Basis NOI (4)	$ 31,376	$ 32,533	$ 63,909	$ 30,702	$ 31,699	$ 62,401
NOI Margin % (5)	76.6%	62.9%	69.3%	78.3%	62.4%	69.7%
Cash Basis NOI Margin % (6)	74.6%	62.8%	68.1%	76.1%	61.9%	68.2%
NOI % Change	0.7%	1.1%	0.9%			
Cash Basis NOI % Change	2.2%	2.6%	2.4%			

(1) Prior periods exclude space re-measurements made subsequent to those periods.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes some triple net lease rental income.
(4) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(5) NOI margin % is defined as NOI as a percentage of rental income.
(6) Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any.
(7) Consists of MOBs owned continuously since July 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
35

MOB PORTFOLIO SEGMENT AND SAME PROPERTY - RESULTS OF OPERATIONS
(NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017)

MOB PORTFOLIO SEGMENT - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Nine Months Ended September 30, 2018			As of and For the Nine Months Ended September 30, 2017		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	25	104	129	21	100	121
Number of Buildings	36	119	155	32	115	147
Square Feet (1)	4,798	7,802	12,600	4,314	7,297	11,611
Occupancy (2)	98.8%	93.6 %	95.6 %	97.4%	94.8%	95.8%
Rental Income (3)	$ 146,497	$ 163,000	$ 309,497	$ 131,312	$ 154,101	$ 285,413
NOI (4)	$ 112,249	$ 102,475	$ 214,724	$ 103,410	$ 98,023	$ 201,433
Cash Basis NOI (4)	$ 101,539	$ 101,978	$ 203,517	$ 92,478	$ 96,791	$ 189,269
NOI Margin % (5)	76.6%	62.9 %	69.4 %	78.8%	63.6%	70.6%
Cash Basis NOI Margin % (6)	74.6%	62.6 %	68.1 %	76.7%	63.2%	69.1%
NOI % Change	8.5%	4.5 %	6.6 %			
Cash Basis NOI % Change	9.8%	5.4 %	7.5 %			

MOB PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Nine Months Ended September 30, 2018 (7)			As of and For the Nine Months Ended September 30, 2017 (7)		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	20	99	119	20	99	119
Number of Buildings	31	114	145	31	114	145
Square Feet (1)	4,253	7,181	11,434	4,253	7,181	11,434
Occupancy (2)	98.6%	93.4 %	95.3 %	97.4%	94.8%	95.7%
Rental Income (3)	$ 133,120	$ 153,157	$ 286,277	$ 130,749	$ 152,423	$ 283,172
NOI (4)	$ 103,071	$ 96,920	$ 199,991	$ 103,070	$ 97,208	$ 200,278
Cash Basis NOI (4)	$ 92,958	$ 96,631	$ 189,589	$ 92,157	$ 96,062	$ 188,219
NOI Margin % (5)	77.4%	63.3 %	69.9 %	78.8%	63.8%	70.7%
Cash Basis NOI Margin % (6)	75.4%	63.1 %	68.6 %	76.7%	63.4%	69.3%
NOI % Change	0.0%	(0.3)%	(0.1)%			
Cash Basis NOI % Change	0.9%	0.6 %	0.7 %			

(1) Prior periods exclude space re-measurements made subsequent to those periods.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes some triple net lease rental income.
(4) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(5) NOI margin % is defined as NOI as a percentage of rental income.
(6) Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any.
(7) Consists of MOBs owned continuously since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
36

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS [1]

(dollars in thousands)

	As of and For the Three Months Ended September 30,				As of and For the Nine Months Ended September 30,			
	2018		2017		2018		2017	
Number of Properties		229		236		229		236
Number of Units		24,298		26,220		24,298		26,220
Occupancy [2]		82.4 %		84.0%		82.4 %		84.0%
Rent Coverage [2]		1.13x		1.22x		1.13x		1.22x
Rental Income	$	64,538	$	67,662	$	198,626	$	202,340
NOI [3]	$	64,538	$	67,662	$	198,626	$	202,340
Cash Basis NOI [3]	$	63,990	$	66,912	$	196,904	$	200,036
NOI % change		(4.6)%				(1.8)%		
Cash Basis NOI % change		(4.4)%				(1.6)%		

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS [1]

(dollars in thousands)

	As of and For the Three Months Ended September 30,				As of and For the Nine Months Ended September 30,			
	2018 [4]		2017 [4]		2018 [5]		2017 [5]	
Number of Properties		229		229		229		229
Number of Units		24,298		24,298		24,298		24,298
Occupancy [2]		82.4 %		84.0%		82.4 %		84.0%
Rent Coverage [2]		1.13x		1.22x		1.13x		1.22x
Rental Income	$	64,538	$	63,592	$	193,255	$	190,117
NOI [3]	$	64,538	$	63,592	$	193,255	$	190,117
Cash Basis NOI [3]	$	63,990	$	62,882	$	191,564	$	187,932
NOI % change		1.5 %				1.7 %		
Cash Basis NOI % change		1.8 %				1.9 %		

(1) Includes independent and assisted living communities and SNFs.

(2) All tenant operating data presented are based upon the operating results provided by our tenants for the 12 months ended June 30, 2018 and 2017 or for the most recent prior period for which tenant operating results are available to us. Rent coverage is calculated as operating cash flows from our triple net leased tenants' facility operations of our properties, before subordinated charges, if any, divided by triple net lease minimum rents payable to us. We have not independently verified tenant operating data. Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.

(4) Consists of triple net leased senior living communities owned continuously since July 1, 2017 and excludes communities classified as held for sale, if any.

(5) Consists of triple net leased senior living communities owned continuously since January 1, 2017 and excludes communities classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
37

MANAGED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

MANAGED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended September 30, 2018	2017	As of and For the Nine Months Ended September 30, 2018	2017
Number of Properties [1]	75	68	75	68
Number of Units [1]	9,515	8,807	9,515	8,807
Occupancy	86.7 %	85.8%	86.2 %	85.8%
Average Monthly Rate [2]	$ 4,163	$ 4,243	$ 4,237	$ 4,287
Average Monthly Rate % Growth	(1.9)%		(1.2)%	
Residents Fees and Services	$ 105,321	$ 98,325	$ 309,981	$ 294,748
Property Operating Expenses	(83,335)	(75,531)	(239,368)	(224,670)
NOI [3]	$ 21,986	$ 22,794	$ 70,613	$ 70,078
NOI Margin % [4]	20.9 %	23.2%	22.8 %	23.8%
NOI % Change	(3.5)%		0.8 %	

MANAGED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended September 30, 2018 [5]	2017 [5]	As of and For the Nine Months Ended September 30, 2018 [6]	2017 [6]
Number of Properties	68	68	68	68
Number of Units	8,818	8,818	8,818	8,818
Occupancy	86.3 %	85.8%	86.0 %	85.8%
Average Monthly Rate [2]	$ 4,225	$ 4,243	$ 4,280	$ 4,287
Average Monthly Rate % Growth	(0.4)%		(0.2)%	
Residents Fees and Services	$ 98,600	$ 98,325	$ 295,210	$ 294,748
Property Operating Expenses	(78,150)	(75,482)	(228,663)	(224,530)
NOI [3]	$ 20,450	$ 22,843	$ 66,547	$ 70,218
NOI Margin % [4]	20.7 %	23.2%	22.5 %	23.8%
NOI % Change	(10.5)%		(5.2)%	

(1) Includes only those managed senior living communities owned and managed for our account during the periods presented.
(2) Average monthly rate is calculated by taking the average daily rate, which is defined as total residents fees and services divided by occupied units during the period, and multiplying it by 30 days.
(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(4) NOI margin % is defined as NOI as a percentage of residents fees and services.
(5) Consists of managed senior living communities owned and managed by the same operator continuously since July 1, 2017 and excludes communities classified as held for sale, if any.
(6) Consists of managed senior living communities owned and managed by the same operator continuously since January 1, 2017 and excludes communities classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

38

MOB LEASING SUMMARY

MOB LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Properties	129	129	129	125	121
Buildings	155	155	155	151	147
Total sq. ft. (1)	12,600	12,600	12,602	12,066	11,611
Occupancy (2)	95.6%	95.7%	95.1%	95.0%	95.8%
Leasing Activity (sq. ft.):					
New leases	86	106	27	37	50
Renewals	308	88	69	316	352
Total	394	194	96	353	402
Rental Rate on New and Renewed Leases per Sq. Ft.:					
New leases	$ 22.12	$ 23.41	$ 27.19	$ 31.27	$ 34.41
Renewals	$ 24.71	$ 37.85	$ 50.20	$ 29.85	$ 23.20
Average net annual rent	$ 24.14	$ 29.94	$ 44.37	$ 29.99	$ 24.61
Leasing Costs and Concession Commitments (3):					
New leases	$ 4,128	$ 2,381	$ 1,030	$ 1,425	$ 2,928
Renewals	7,113	2,193	677	6,597	4,030
Total	$ 11,241	$ 4,574	$ 1,707	$ 8,022	$ 6,958
Leasing Costs and Concession Commitments per Sq. Ft. (3):					
New leases	$ 47.90	$ 22.39	$ 37.49	$ 39.28	$ 58.04
Renewals	$ 23.08	$ 25.00	$ 9.80	$ 20.88	$ 11.45
All new and renewed leases	$ 28.51	$ 23.57	$ 17.68	$ 22.77	$ 17.29
Weighted Average Lease Term (years) (4):					
New leases	8.2	4.5	4.9	8.7	9.7
Renewals	6.2	6.2	5.1	5.9	6.7
All new and renewed leases	6.6	5.5	5.1	6.2	7.2
Leasing Costs and Concession Commitments per Sq. Ft. per Year (3):					
New leases	$ 6.60	$ 5.01	$ 7.59	$ 4.53	$ 6.01
Renewals	$ 3.77	$ 4.12	$ 1.93	$ 3.56	$ 1.71
All new and renewed leases	$ 4.47	$ 4.54	$ 3.49	$ 3.69	$ 2.40

(1) Sq. ft. measurements are subject to modest changes when space is periodically re-measured or re-configured for new tenants.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Weighted based on annualized rental income pursuant to existing leases as of September 30, 2018, including straight line rent adjustments and estimated recurring expense reimbursements and excluding lease value amortization.

The above leasing summary is based on leases entered into during the periods indicated.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
39

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL INCOME

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL INCOME

(dollars in thousands)

As of September 30, 2018

	Tenant	Facility Type	Annualized Rental Income (1)	% of Annualized Rental Income (1)	Expiration
1	Five Star Senior Living Inc.	Senior living	$ 212,595	27.4%	2024 - 2032
2	Vertex Pharmaceuticals Inc. (2)	MOB - Life science	94,783	12.2%	2028
3	Advocate Aurora Health	MOB - Medical office	16,896	2.2%	2024
4	Cedars-Sinai Medical Center	MOB - Medical office	14,745	1.9%	2018 - 2025
5	Pacifica Senior Living, LLC	Senior living	11,375	1.5%	2023
6	Life Time Athletic	Wellness center	10,550	1.4%	2028
7	The Scripps Research Institute	MOB - Life science	10,178	1.3%	2019
8	Brookdale Senior Living, Inc.	Senior living	9,956	1.3%	2032
9	Starmark Holdings, LLC	Wellness center	7,700	1.0%	2023
10	Reliant Medical Group, Inc.	MOB - Medical office	7,595	1.0%	2019
11	Ology Bioservices, Inc.	MOB - Medical office	7,384	1.0%	2031
	All Other Tenants (3)		373,087	47.8%	2018 - 2035
	Total Tenants		$ 776,844	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of September 30, 2018. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers.

(2) The property leased by this tenant is owned by a joint venture in which we own a 55% equity interest. Rental income presented includes 100% of rental income as reported under GAAP.

(3) Includes NOI (three months ended September 30, 2018, annualized) from our managed senior living communities.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018
40

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

(dollars in thousands)
As of September 30, 2018

Annualized Rental Income (1)

Year	MOBs	Senior Living Communities (2)	Wellness Centers	Total	Percent of Total Annualized Rental Income Expiring	Cumulative Percentage of Annualized Rental Income Expiring
2018	$ 10,353	$ —	$ —	$ 10,353	1.3%	1.3%
2019	42,536	590	—	43,126	5.6%	6.9%
2020	34,406	—	—	34,406	4.4%	11.3%
2021	26,260	1,424	—	27,684	3.6%	14.9%
2022	32,351	—	—	32,351	4.2%	19.1%
2023	23,715	14,037	7,700	45,452	5.9%	25.0%
2024	44,138	64,686	—	108,824	14.0%	39.0%
2025	17,047	—	—	17,047	2.2%	41.2%
2026	24,676	68,974	—	93,650	12.1%	53.3%
Thereafter (3) (4)	149,071	204,330	10,550	363,951	46.7%	100.0%
Total	$ 404,553	$ 354,041	$ 18,250	$ 776,844	100.0%	

Average remaining lease term for all properties (weighted by annualized rental income): 8.1 years

Number of Living Units or Square Feet with Leases Expiring

	Square Feet					Living Units / Beds		
Year	MOBs (Square Feet)	Wellness Centers (Square Feet)	Total Square Feet	Percent of Total Square Feet Expiring	Cumulative Percentage of Total Square Feet Expiring	Senior Living Communities (Units) (2)	Percent of Total Living Units Expiring	Cumulative Percentage of Total Living Units Expiring
2018	357,794	—	357,794	2.8%	2.8%	—	—%	—%
2019	1,317,034	—	1,317,034	10.2%	13.0%	155	0.5%	0.5%
2020	1,438,670	—	1,438,670	11.2%	24.2%	—	—%	0.5%
2021	825,664	—	825,664	6.4%	30.6%	361	1.1%	1.6%
2022	1,185,444	—	1,185,444	9.2%	39.8%	—	—%	1.6%
2023	1,123,764	354,000	1,477,764	11.5%	51.3%	697	2.1%	3.7%
2024	1,693,584	—	1,693,584	13.2%	64.5%	6,179	18.3%	22.0%
2025	653,454	—	653,454	5.1%	69.6%	—	—%	22.0%
2026	846,907	—	846,907	6.6%	76.2%	6,857	20.3%	42.3%
Thereafter (3) (4)	2,598,062	458,000	3,056,062	23.8%	100.0%	19,564	57.7%	100.0%
Total	12,040,377	812,000	12,852,377	100.0%		33,813	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of September 30, 2018. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers; and includes NOI (three months ended September 30, 2018, annualized) from our managed senior living communities. Rental income amounts also include 100% of rental income as reported under GAAP from a property owned by a joint venture of which we own 55%.

(2) Includes triple net leased and managed independent living communities, assisted living communities, continuing care retirement communities and SNFs. Includes NOI (three months ended September 30, 2018, annualized) from our managed senior living communities.

(3) Includes 9,515 living units leased to our TRSs and includes 100% of square feet from a property owned by a joint venture of which we own 55%.

(4) Includes two senior living communities leased to two separate private operators with annualized rental income of $3,167 and $4,725, respectively, and 238 and 343 living units, respectively, where both tenants defaulted on their leases effective September 2018 and October 2018, respectively.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, September 30, 2018

41